UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6; (February 4, 2019)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Long-Term Incentive Awards

On February 4, 2019 (the “Award Date”), the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”) granted long-term incentive awards for 2019 (the “2019 LTI Awards”) to certain employees, including Robert Saltiel (President and Chief Executive Officer), J. Marshall Dodson (Chief Financial Officer), Katherine I. Hargis (General Counsel) and Scott Miller (Chief Administrative Officer). The Company granted the 2019 LTI Award to Mr. Saltiel in the form of (a) 600,000 time-vesting restricted stock units (“RSUs”) that vest in equal installments on the first three anniversaries of the Award Date and (b) a $1,000,000 cash long-term incentive award (a “Cash LTI Award”) that vests 40% on the first anniversary of the Award Date and 60% on the second anniversary of the Award Date. Mr. Saltiel’s Cash LTI Award is subject to accelerated vesting upon a termination of employment by the Company without “Cause” (as defined in the employment agreement between the Company and Mr. Saltiel, dated August 17, 2018 (the “Employment Agreement”)) or by Mr. Saltiel for “Good Reason” (as defined in the applicable award agreement).

The Company granted the 2019 LTI Award to each of Mr. Dodson, Ms. Hargis and Mr. Miller in the form of (a) time-vesting RSUs (141,667 RSUs for Mr. Dodson, and 58,333 RSUs for each of Ms. Hargis and Mr. Miller) and (b) a $150,000 Cash LTI Award. The RSU grants to Mr. Dodson, Ms. Hargis and Mr. Miller are contingent upon stockholder approval of a new equity incentive plan (the “2019 Plan”) at the Company’s 2019 annual meeting of the stockholders. If stockholders approve the 2019 Plan, such RSUs will vest in equal installments on the first three anniversaries of the Award Date.

Employment Agreement Amendment

On February 4, 2019, the Company entered into an amendment (the “Amendment”) to the Employment Agreement to adjust the terms regarding Mr. Saltiel’s annual long-term incentive award for 2019 to reflect the 2019 LTI Award terms described above.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the applicable RSU award agreements and Cash LTI Award agreements and the Amendment, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Time-Vested Restricted Stock Unit Award Agreement

10.2	Form of Contingent Grant Time-Vested Restricted Stock Unit Award Agreement

10.3	Cash LTI Award Agreement with Robert Saltiel

10.4	Form of Cash LTI Award Agreement

10.5	Amendment to Employment Agreement between Key Energy Services, Inc. and Robert Saltiel, dated February 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 6, 2019	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary